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                                  EXHIBIT 23.1
                                 CONSENT OF KPMG


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



ICON Income Fund Eight B L.P.

         We consent to the use of our reports on (i) ICON Capital Corp. dated October 5, 2000 and June 4, 1999 and (ii) ICON Income Fund Eight B L.P. dated February 7, 2000 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

New York, New York
January 19, 2001